Exhibit 99.1

News Release	TRW Automotive 12001 Tech Center Drive Livonia, MI 48150

Investor Relations Contact: Mark Oswald (734) 855-3140

Media Contact: John Wilkerson (734) 855-3864
TRW Reports Fourth Quarter and Full Year 2009 Financial Results
•	Fourth-quarter sales of $3.4 billion — an increase of 20%; full-year sales of $11.6 billion — a decrease of 23%.

•	Fourth-quarter GAAP net earnings of $1.18 per diluted share; full-year GAAP net earnings of $0.51 per diluted share

•	Fourth-quarter free cash flow (cash flow from operating activities less capital expenditures) of $432 million; 2009 full-year free cash flow of positive $254 million.

•	Year-end net debt of $1,583 million — a record low and decline of $573 million compared to year-end 2008.
LIVONIA, MICHIGAN, February 25, 2010 — TRW Automotive Holdings Corp. (NYSE: TRW), the global leader in active and passive safety systems, today reported fourth-quarter 2009 financial results with sales of $3.4 billion, an increase of 20.3 percent compared to the prior year period. The Company reported GAAP fourth quarter net earnings of $141 million or $1.18 per diluted share, which compares to a net loss of $946 million or ($9.35) per share in the prior year period.
The fourth quarter 2009 GAAP net earnings include restructuring and fixed asset impairment charges of $26 million ($19 million after related tax benefits) and an $8 million loss on retirement of debt. Similarly, the prior year fourth quarter included restructuring and fixed asset impairment charges of $81 million, goodwill and other intangible asset impairment charges of $787 million, and a net tax expense of $4 million related to these actions. Excluding these special items from both periods, the Company reported net earnings of $168 million, or $1.40 per diluted share in the fourth quarter of this year, which compares to a net loss of $74 million or ($0.73) per share in the prior year period.

During the quarter, the Company completed a series of capital markets transactions resulting in a more flexible and strengthened balance sheet. The transactions involved raising approximately $900 million of capital through new bonds and term loans to repay existing debt and extending the maturity of a significant portion of the Company’s undrawn revolving credit facility.
“Our strong fourth quarter and full year results demonstrate that TRW not only survived the industry challenges in 2009, but has emerged as a stronger global franchise,” said John C. Plant, President and Chief Executive Officer. “In the midst of the worst recession in recent memory, TRW was profitable on an operating and net income level, generated positive cash flow for the third consecutive year, reduced its net debt to the lowest level in the history of the Company and strengthened its capital structure by issuing new equity and extending debt maturities. The positive operating results combined with our strengthened balance sheet provide a strong foundation to continue support of our growth in the future.”
Fourth Quarter 2009
The Company reported fourth-quarter 2009 sales of $3.4 billion, an increase of $571 million or 20.3 percent from the prior year period. Compared to the prior year, the 2009 quarter benefited from a higher level of sales in Europe and the rest of world resulting from increased vehicle production volumes in those regions. Currency movements during the quarter also had a positive impact on sales compared to the same period a year ago.
The Company’s fourth quarter 2009 operating income was $229 million compared with an operating loss of $892 million last year. Both the 2009 and 2008 periods included restructuring and fixed asset impairment charges totaling $26 million and $81 million, respectively. In addition, the 2008 period included goodwill and other intangible asset impairment charges totaling $787 million. Excluding these charges from both periods, operating income for the fourth quarter of 2009 was $255 million, which compares to an operating loss of $24 million in the prior year period. The year-to-year improvement of $279 million was driven primarily by the positive profit impact from the higher level of sales between the two quarters, the positive impact of the Company’s restructuring and cost containment actions implemented over the past year, lower raw material prices and a favorable currency outcome. In addition, the 2009 quarter benefited from certain favorable customer and employee benefit plan settlements.
Net interest and securitization expense for the fourth quarter of 2009 totaled $51 million, which compares to $48 million in the prior year. In addition, a loss on retirement of debt of $8 million was recognized in the fourth quarter of 2009.
Tax expense for the fourth quarter of 2009 was $30 million, which compares to an expense of nil in the prior year. The increase in expense was driven by higher pre-tax earnings in certain geographic locations for the current period. The 2009 period included a tax benefit related to the restructuring actions previously mentioned totaling $7 million and the 2008 period included a net tax expense of $4 million relating to special items.
The Company reported 2009 fourth-quarter GAAP earnings of $141 million, or $1.18 per diluted share, which compares to a GAAP net loss of $946 million, or ($9.35) per share in the 2008 period.
Excluding the special items referred to above, the Company reported fourth-quarter 2009 net earnings of $168 million, or $1.40 per diluted share, which compares to a net loss of $74 million or ($0.73) per share in the 2008 period.
Earnings before interest, securitization costs, taxes, depreciation and amortization and special items (“adjusted EBITDA”) were $384 million in the fourth quarter of 2009, as compared to the prior year level of $101 million. See page A6 for a description of the special items excluded in calculating adjusted EBITDA.
Full Year 2009
The Company reported 2009 sales of $11.6 billion, a decrease of $3.4 billion or 22.5 percent compared to prior year sales. The decrease in sales resulted from the sharply reduced global automotive production volumes between the two years and the overall negative effects of foreign currency movements compared to 2008.
Both the 2009 and 2008 full-year results included restructuring and fixed asset impairment charges of $100 million and $145 million, respectively. In addition, the Company incurred a one-time trademark impairment charge of $30 million in 2009 and goodwill and other intangible impairment charges of $787 million in 2008.

Excluding these charges and asset impairments from both periods, operating income in 2009 was $419 million, which is a decrease of $45 million or ten percent compared to the prior year result of $464 million. The positive benefits achieved from restructuring and cost containment actions, along with lower commodity prices enabled the Company to significantly offset the lost contribution on the $3.4 billion of lower sales and unfavorable foreign currency movements.
Net interest and securitization expense for 2009 totaled $190 million, which compares to $184 million in the prior year. The increase in interest expense resulted primarily from the higher costs associated with the June 2009 bank amendment, partially offset by lower market interest rates during the period. In addition, a net gain on retirements of debt totaling $26 million was recognized in 2009.
Tax expense in 2009 was $67 million compared to $126 million in the prior year. The 2009 period included net tax benefits primarily related to the restructuring actions previously mentioned totaling $22 million. Excluding these tax benefits, tax expense was $89 million in 2009 compared to $126 million in the prior year period.
The Company reported 2009 GAAP net earnings of $55 million, or $0.51 per diluted share, which compares to a GAAP net loss of $779 million, or ($7.71) per share in 2008.
Excluding special items, the Company reported full-year 2009 net earnings of $137 million, or $1.26 per diluted share, which compares to net earnings of $153 million or $1.50 per diluted share in 2008.
Adjusted EBITDA totaled $911 million, compared to $1,039 million in the prior year. See page A6 for a description of the special items excluded in calculating adjusted EBITDA.
Cash Flow and Capital Structure
Fourth quarter 2009 net cash flow provided by operating activities was $512 million, which compares to $769 million in the prior year. The decline resulted primarily from an increase in working capital requirements as a result of the higher level of sales in the fourth quarter of 2009 compared to the prior year. Capital expenditures were $80 million in the current quarter compared to $144 million last year. Fourth quarter free cash flow (cash flow from operating activities less capital expenditures) was $432 million, compared to $625 million in the prior year quarter.
For full-year 2009, net cash flow from operating activities was $455 million, which compares to $773 million in the prior year. Similar to the fourth quarter variance described previously, the year-to-year decline resulted primarily from the higher working capital requirements. Capital expenditures were $201 million in 2009 compared to $482 million in 2008. Free cash flow was $254 million compared to $291 million in 2008.
As of December 31, 2009, the Company had $2,371 million of debt and $788 million of cash and marketable securities, resulting in net debt (defined as debt less cash and marketable securities) of $1,583 million. This net debt outcome is a historic low for the Company, $573 million lower than the balance at the end of 2008 and is the fourth consecutive year the Company has successfully reduced its net debt. Committed liquidity facilities and cash on hand provided the Company with available liquidity in excess of $1.8 billion as of December 31, 2009.
2010 Outlook
TRW’s 2010 planning assumptions for industry production volumes are approximately 10.8 million units in North America and 16.0 million units in Europe, up 27% and down 2%, respectively compared to 2009 levels. Based on these production levels and the Company’s expectations for foreign currency exchange rates, full-year 2010 sales are expected to range between $12.3 billion and $12.9 billion, with first quarter sales expected to be approximately $3.4 billion.
The Company currently expects that the continuing recovery in the North American market and the benefits achieved from downturn management actions implemented in 2009 will offset an increase in pension expense, rising commodity prices and other factors in 2010.
“We are optimistic the positive momentum that emerged in the industry in the second-half of 2009 will continue into 2010,” said Mr. Plant. “As we start a new decade, TRW is well positioned to build on the success achieved in 2009 given its leading diversification, key technology portfolio and improved cost and capital structure.”

Fourth Quarter and Full Year 2009 Conference Call
The Company will host its fourth-quarter conference call at 8:30 a.m. (Eastern time) today, Thursday, February 25th, to discuss financial results and other related matters. To participate in the conference call, please dial (877) 852-7898 for U.S. locations, or (706) 634-1095 for international locations.
An audio replay of the conference call will be available approximately two hours after the conclusion of the call and will be accessible afterward for approximately one week. To access the replay, U.S. locations should dial (800) 642-1687, and locations outside the U.S. should dial (706) 645-9291. The replay code is 49752532. A live audio webcast and replay of the conference call will also be available on the Company’s website at www.trw.com.
Reconciliation to GAAP
In addition to GAAP results included within this press release, the Company has provided certain information which is not calculated according to GAAP (“non-GAAP”), such as net earnings (losses), operating income (losses) and diluted earnings per share each excluding special items, tax expense excluding certain net tax benefits, adjusted EBITDA and free cash flow. Management uses these non-GAAP measures to evaluate the operating performance of the Company and its business segments, including use in connection with forecasting future periods. Management believes that investors will likewise find these non-GAAP measures useful in evaluating such performance. Such measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry.
Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies. For a reconciliation of non-GAAP measures to the closest GAAP financial measure and for share amounts used to derive earnings per share, please see the financial schedules that accompany this release.
About TRW
With 2009 sales of $11.6 billion, TRW Automotive ranks among the world’s leading automotive suppliers. Headquartered in Livonia, Michigan, USA, the Company, through its subsidiaries, operates in 26 countries and employs approximately 63,600 people worldwide. TRW Automotive products include integrated vehicle control and driver assist systems, braking systems, steering systems, suspension systems, occupant safety systems (seat belts and airbags), electronics, engine components, fastening systems and aftermarket replacement parts and services. All references to “TRW Automotive”, “TRW” or the “Company” in this press release refer to TRW Automotive Holdings Corp. and its subsidiaries, unless otherwise indicated. TRW Automotive news is available on the internet at www.trw.com.
Forward-Looking Statements
This release contains statements that are not statements of historical fact, but instead are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. We caution readers not to place undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements are subject to numerous assumptions, risks and uncertainties which can cause our actual results to differ materially from those suggested by the forward-looking statements, including those set forth in our Report on Form 10-K for the fiscal year ended December 31, 2008 (our “Form 10-K”), and in our Reports on Form 10-Q for the quarters ended April 3, July 3 and October 2, 2009, such as: the financial condition of our customers adversely affecting us or the viability of our supply base; disruptions in the financial markets adversely impacting the availability and cost of credit negatively affecting our business; any further material contraction in automotive sales and production adversely affecting our results, liquidity or the viability of our supply base; any shortage of supplies adversely affecting us; escalating pricing pressures from our customers; commodity inflationary pressures adversely affecting our profitability and supply base; our dependence on our largest customers; costs of product liability, warranty and recall claims and efforts by customers to adversely alter contract terms and conditions concerning warranty and recall participation; costs or liabilities relating to environmental, health and safety regulations; our substantial debt and resulting vulnerability to economic or industry downturns and to rising interest rates; strengthening of the U.S. dollar and other foreign currency exchange rate fluctuations impacting our results; any increase in the expense of our pension and other postretirement benefits or the funding requirements of our pension plans; any impairment of a significant amount of our goodwill or other intangible assets; risks associated with non-U.S. operations, including foreign exchange risks and economic uncertainty in some regions; work stoppages or other labor issues at our facilities or at the facilities of our customers or suppliers; volatility in our annual effective tax rate resulting from a change in earnings mix or other factors; assertions by or against us relating to intellectual property rights; the possibility that our largest stockholder’s interests will conflict with our or our other stockholders’ interests; and other risks and uncertainties set forth in our Form 10-K and in our other filings with the Securities and Exchange Commission. We do not undertake any obligation to release publicly any update or revision to any of the forward-looking statements.
# # #

TRW Automotive Holdings Corp.
Index of Condensed Consolidated Financial Information

Page
Consolidated Statements of Operations (unaudited) for the three months ended December 31, 2009 and December 31, 2008	A2

Consolidated Statements of Operations for the years ended December 31, 2009 (unaudited) and December 31, 2008	A3

Consolidated Balance Sheets as of December 31, 2009 (unaudited) and December 31, 2008	A4

Condensed Consolidated Statements of Cash Flows (unaudited) for the years ended December 31, 2009 and December 31, 2008	A5

Reconciliation of Non-GAAP Financial Measures (unaudited) for the three months and years ended December 31, 2009 and December 31, 2008	A6

Reconciliation of GAAP Net Earnings (Losses) to Adjusted Earnings (Losses) (unaudited):

• For the three months ended December 31, 2009	A7

• For the three months ended December 31, 2008	A8

• For the year ended December 31, 2009	A9

• For the year ended December 31, 2008	A10
The accompanying unaudited condensed consolidated financial information and reconciliation schedules should be read in conjunction with the TRW Automotive Holdings Corp. Annual Report on Form 10-K for the year ended December 31, 2008, Quarterly Reports on Form 10-Q for the periods ended April 3, 2009, July 3, 2009, and October 2, 2009, and the July 29, 2009 Current Report on Form 8-K, each of which was filed with the United States Securities and Exchange Commission.

TRW Automotive Holdings Corp.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	December 31,
(In millions, except per share amounts)	2009	2008

Sales	$3,384	$2,813
Cost of sales	3,009	2,718

Gross profit	375	95
Administrative and selling expenses	129	116
Amortization of intangible assets	5	4
Restructuring charges and fixed asset impairments	26	81
Goodwill impairments	—	458
Intangible asset impairments	—	329
Other (income) expense — net	(14)	(1)

Operating income (losses)	229	(892)
Interest expense — net	50	48
(Gain) loss on retirement of debt — net	8	—
Accounts receivable securitization costs	1	—
Equity in (earnings) losses of affiliates, net of tax	(6)	3

Earnings (losses) before income taxes	176	(943)
Income tax expense	30	—

Net earnings (losses)	146	(943)
Less: Net earnings attributable to noncontrolling interest, net of tax	5	3

Net earnings (losses) attributable to TRW	$141	$(946)

Basic earnings (losses) per share:
Earnings (losses) per share	$1.20	$(9.35)

Weighted average shares outstanding	117.8	101.2

Diluted earnings (losses) per share:
Earnings (losses) per share	$1.18	$(9.35)

Weighted average shares outstanding	119.8	101.2

A2

TRW Automotive Holdings Corp.
Consolidated Statements of Operations

	Years Ended
	December 31,
(In millions, except per share amounts)	2009	2008
	(Unaudited)
Sales	$11,614	$14,995
Cost of sales	10,708	13,977

Gross profit	906	1,018
Administrative and selling expenses	484	523
Amortization of intangible assets	21	31
Restructuring charges and fixed asset impairments	100	145
Goodwill impairments	—	458
Intangible asset impairments	30	329
Other (income) expense — net	(18)	—

Operating income (losses)	289	(468)
Interest expense — net	186	182
(Gain) loss on retirement of debt — net	(26)	—
Accounts receivable securitization costs	4	2
Equity in (earnings) losses of affiliates, net of tax	(15)	(14)

Earnings (losses) before income taxes	140	(638)
Income tax expense	67	126

Net earnings (losses)	73	(764)
Less: Net earnings attributable to noncontrolling interest, net of tax	18	15

Net earnings (losses) attributable to TRW	$55	$(779)

Basic earnings (losses) per share:
Earnings (losses) per share	$0.51	$(7.71)

Weighted average shares outstanding	107.8	101.1

Diluted earnings (losses) per share:
Earnings (losses) per share	$0.51	$(7.71)

Weighted average shares outstanding	108.7	101.1

A3

TRW Automotive Holdings Corp.
Consolidated Balance Sheets

	As of
	December 31,
(Dollars in millions)	2009	2008
	(Unaudited)

Assets
Current assets:
Cash and cash equivalents	$788	$756
Marketable securities	—	10
Accounts receivable — net	1,943	1,570
Inventories	660	694
Prepaid expenses and other current assets	135	127
Deferred income taxes	66	82

Total current assets	3,592	3,239

Property, plant and equipment — net	2,334	2,518
Goodwill	1,768	1,765
Intangible assets — net	324	373
Pension asset	179	801
Deferred income taxes	138	93
Other assets	397	483

Total assets	$8,732	$9,272

Liabilities and Equity

Current liabilities:
Short-term debt	$18	$66
Current portion of long-term debt	28	53
Trade accounts payable	1,912	1,793
Accrued compensation	256	219
Income taxes	26	23
Other current liabilities	1,068	1,010

Total current liabilities	3,308	3,164

Long-term debt	2,325	2,803
Postretirement benefits other than pensions	479	486
Pension benefits	804	778
Deferred income taxes	34	232
Long-term liabilities	473	541

Total liabilities	7,423	8,004

Commitments and contingencies

Stockholders’ equity:
Preferred stock	—	—
Capital stock	1	1
Treasury stock	—	—
Paid-in-capital	1,553	1,199
Retained earnings (accumulated deficit)	(323)	(378)
Accumulated other comprehensive earnings (losses)	(71)	309

Total TRW stockholders’ equity	1,160	1,131
Noncontrolling interest	149	137

Total equity	1,309	1,268

Total liabilities and equity	$8,732	$9,272

A4

TRW Automotive Holdings Corp.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Years Ended
	December 31,
(Dollars in millions)	2009	2008

Operating Activities
Net earnings (losses)	$73	$(764)
Adjustments to reconcile net earnings (losses) to net cash provided by operating activities:
Depreciation and amortization	495	576
Net pension and other postretirement benefits income and contributions	(234)	(192)
Net gains on sale of assets	(4)	(5)
Amortization of deferred financing fees	7	3
Net (gain) loss on retirement of debt	(26)	—
Fixed asset impairment charges	17	87
Goodwill and intangible asset impairment charges	30	787
Other — net	17	25
Changes in assets and liabilities, net of effects of businesses acquired:
Accounts receivable, net	(312)	612
Inventories	63	91
Trade accounts payable	47	(460)
Prepaid expense and other assets	151	(67)
Other liabilities	131	80

Net cash provided by (used in) operating activities	455	773

Investing Activities
Capital expenditures, including other intangible assets	(201)	(482)
Acquisitions of businesses, net of cash acquired	—	(40)
Proceeds from sale/leaseback transactions	—	1
Net proceeds from asset sales	4	15
Investment in affiliates	—	(1)

Net cash provided by (used in) investing activities	(197)	(507)

Financing Activities
Change in short-term debt	(48)	6
Net (repayments on) proceeds from revolving credit facility	(203)	(229)
Proceeds from issuance of long-term debt, net of fees	1,960	6
Proceeds from issuance of capital stock, net of fees	269	—
Redemption of long-term debt	(2,225)	(68)
Proceeds from exercise of stock options	6	4
Dividends paid to noncontrolling interest	(9)	(6)

Net cash provided by (used in) financing activities	(250)	(287)
Effect of exchange rate changes on cash	24	(118)

Increase (decrease) in cash and cash equivalents	32	(139)
Cash and cash equivalents at beginning of period	756	895

Cash and cash equivalents at end of period	$788	$756

A5

TRW Automotive Holdings Corp.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
EBITDA, Adjusted EBITDA and free cash flow are not recognized terms under GAAP and do not purport to be alternatives to the comparable GAAP amounts. Further, since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies.
EBITDA and Adjusted EBITDA
EBITDA as calculated below is a measure used by management to evaluate the operating performance of the Company and its business segments and to forecast future periods. Adjusted EBITDA is defined as EBITDA excluding restructuring charges, asset impairments and other significant special items. Management uses Adjusted EBITDA to evaluate the performance of on-going operations separate from items that may have a disproportionate impact in any particular period. EBITDA and Adjusted EBITDA are frequently used by securities analysts, institutional investors and other interested parties in the evaluation of companies in our industry.
EBITDA and Adjusted EBITDA do not purport to be alternatives to net earnings (losses) as an indicator of operating performance, nor to cash flows from operating activities as a measure of liquidity. Additionally, neither is intended to be a measure of free cash flow for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements.

	Three Months Ended		Years Ended
	December 31,		December 31,
(Dollars in millions)	2009	2008	2009	2008
GAAP net earnings (losses) attributable to TRW	$141	$(946)	$55	$(779)
Income tax expense	30	—	67	126
Interest expense — net	50	48	186	182
Accounts receivable securitization costs	1	—	4	2
Depreciation and amortization	128	131	495	576

EBITDA	350	(767)	807	107

Restructuring charges and fixed asset impairments	26	81	100	145
Goodwill impairments	—	458	—	458
Intangible asset impairments	—	329	30	329
(Gain) loss on retirement of debt — net	8	—	(26)	—

Adjusted EBITDA	$384	$101	$911	$1,039

Free Cash Flow
Free cash flow represents net cash provided by (used in) operating activities less capital expenditures, and is used by management in analyzing the Company’s ability to service and repay its debt and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service debt or for other non-discretionary expenditures.

	Three Months Ended		Years Ended
	December 31,		December 31,
(Dollars in millions)	2009	2008	2009	2008
Cash flow provided by (used in) operating activities	$512	$769	$455	$773
Capital expenditures	(80)	(144)	(201)	(482)

Free cash flow	$432	$625	$254	$291

A6

TRW Automotive Holdings Corp.
Reconciliation of GAAP Net Earnings (Losses) to Adjusted Earnings (Losses)
(Unaudited)
In accordance with ASC 350 (formerly, SFAS No. 142) and ASC 360 (formerly, SFAS No. 144), the Company recorded fixed asset impairment charges of $9 million. Additionally, the Company recorded restructuring charges of $26 million primarily related to severance, retention and outplacement services, and net curtailment gains of $9 million. The Company also recorded a net loss on retirement of debt of $8 million.

	Three Months Ended			Three Months Ended
	December 31,			December 31,
	2009			2009
(In millions, except per share amounts)	Actual	Adjustments		Adjusted

Sales	$3,384	$—		$3,384
Cost of sales	3,009	—		3,009

Gross profit	375	—		375
Administrative and selling expenses	129	—		129
Amortization of intangible assets	5	—		5
Restructuring charges and fixed asset impairments	26	(26	)(a)	—
Other (income) expense — net	(14)	—		(14)

Operating income (losses)	229	26		255
Interest expense, net	50	—		50
(Gain) loss on retirement of debt — net	8	(8	)(b)	—
Account receivable securitization costs	1	—		1
Equity in earnings of affiliates, net of tax	(6)	—		(6)

Earnings (losses) before income taxes	176	34		210
Income tax expense	30	7	(c)	37

Net earnings (losses)	146	27		173
Less: Net earnings attributable to noncontrolling interest, net of tax	5	—		5

Net earnings (losses) attributable to TRW	$141	$27		$168

Effective tax rate	17%			18%

Basic earnings (losses) per share:
Earnings (losses) per share	$1.20			$1.43

Weighted average shares outstanding	117.8			117.8

Diluted earnings (losses) per share:
Earnings (losses) per share	$1.18			$1.40

Weighted average shares outstanding	119.8			119.8

(a)	Represents the elimination of restructuring charges, fixed asset impairments, and net curtailment gains.

(b)	Represents the elimination of the net loss on retirement of debt.

(c)	Represents the elimination of the income tax impact of the restructuring charges, fixed asset impairments, and net curtailment gains adjustments above, by calculating the income tax impact of each of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

A7

TRW Automotive Holdings Corp.
Reconciliation of GAAP Net Earnings (Losses) to Adjusted Earnings (Losses)
(Unaudited)
In accordance with ASC 350 and ASC 360, the Company recorded goodwill impairment charges of $458 million, intangible asset impairment charges of $329 million and fixed asset impairment charges of $67 million. Additionally, the Company recorded restructuring charges of $25 million primarily related to severance, retention and outplacement services, and net curtailment gains of $11 million.

	Three Months
	Ended			Three Months Ended
	December 31,			December 31,
	2008			2008
(In millions, except per share amounts)	Actual	Adjustments		Adjusted

Sales	$2,813	$—		$2,813
Cost of sales	2,718	—		2,718

Gross profit	95	—		95
Administrative and selling expenses	116	—		116
Amortization of intangible assets	4	—		4
Restructuring charges and fixed asset impairments	81	(81	)(a)	—
Goodwill impairments	458	(458	)(b)	—
Intangible asset impairments	329	(329	)(c)	—
Other (income) expense — net	(1)	—		(1)

Operating income (losses)	(892)	868		(24)
Interest expense, net	48	—		48
Account receivable securitization costs	—	—		—
Equity in (earnings) losses of affiliates, net of tax	3	—		3

Earnings (losses) before income taxes	(943)	868		(75)
Income tax expense	—	(4	)(d)	(4)

Net earnings (losses)	(943)	872		(71)
Less: Net earnings attributable to noncontrolling interest, net of tax	3	—		3

Net earnings (losses) attributable to TRW	$(946)	$872		$(74)

Effective tax rate	n.m.			n.m.

Basic earnings (losses) per share:
Earnings (losses) per share	$(9.35)			$(0.73)

Weighted average shares outstanding	101.2			101.2

Diluted earnings (losses) per share:
Earnings (losses) per share	$(9.35)			$(0.73)

Weighted average shares outstanding	101.2			101.2

(a)	Represents the elimination of restructuring charges, fixed asset impairments and net curtailment gains.

(b)	Represents the elimination of goodwill impairments.

(c)	Represents the elimination of intangible asset impairments.

(d)	Represents the elimination of a tax benefit recorded through other comprehensive earnings of $2 million, the tax benefit related to restructuring charges and each of the impairments of $18 million (by calculating the income tax impact of each of these items using the appropriate tax rate for the jurisdiction where the charges were incurred), and the tax expense related to the one-time write off of certain tax assets of $24 million.

n.m. — not meaningful

A8

TRW Automotive Holdings Corp.
Reconciliation of GAAP Net Earnings (Losses) to Adjusted Earnings (Losses)
(Unaudited)
For the year ended December 31, 2009, the Company recorded restructuring charges of $92 million primarily related to severance, retention and outplacement services offset by net curtailment gains of $9 million. Additionally, in accordance with ASC 350 and ASC 360, the Company recorded intangible asset impairment charges of $30 million and fixed asset impairment charges of $17 million. The Company also recorded a net gain on retirement of debt of $26 million.

	Year Ended			Year Ended
	December 31,			December 31,
	2009			2009
(In millions, except per share amounts)	Actual	Adjustments		Adjusted
Sales	$11,614	$—		$11,614
Cost of sales	10,708	—		10,708

Gross profit	906	—		906
Administrative and selling expenses	484	—		484
Amortization of intangible assets	21	—		21
Restructuring charges and fixed asset impairments	100	(100	)(a)	—
Intangible asset impairments	30	(30	)(b)	—
Other (income) expense — net	(18)	—		(18)

Operating income (losses)	289	130		419
Interest expense, net	186	—		186
(Gain) loss on retirement of debt — net	(26)	26	(c)	—
Account receivable securitization costs	4	—		4
Equity in earnings of affiliates, net of tax	(15)	—		(15)

Earnings (losses) before income taxes	140	104		244
Income tax expense	67	22	(d)	89

Net earnings (losses)	73	82		155
Less: Net earnings attributable to noncontrolling interest, net of tax	18	—		18

Net earnings (losses) attributable to TRW	$55	$82		$137

Effective tax rate	48%			36%

Basic earnings (losses) per share:
Earnings (losses) per share	$0.51			$1.27

Weighted average shares outstanding	107.8			107.8

Diluted earnings (losses) per share:
Earnings (losses) per share	$0.51			$1.26

Weighted average shares outstanding	108.7			108.7

(a)	Represents the elimination of restructuring charges, fixed asset impairments and net curtailment gains.

(b)	Represents the elimination of intangible asset impairments.

(c)	Represents the elimination of the net gain on retirement of debt.

(d)	Represents the elimination of the income tax impact of the restructuring charges, fixed asset impairments and net curtailment gains adjustments above, by calculating the income tax impact of each of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

A9

TRW Automotive Holdings Corp.
Reconciliation of GAAP Net Earnings (Losses) to Adjusted Earnings (Losses)
(Unaudited)
In accordance with ASC 350 and ASC 360, the Company recorded goodwill impairment charges of $458 million, intangible asset impairment charges of $329 million and fixed asset impairment charges of $87 million. Additionally, the Company recorded restructuring charges of $69 million related primarily to severance, retention and outplacement services, offset by net curtailment gains of $11 million.

	Year Ended			Year Ended
	December 31,			December 31,
	2008			2008
(In millions, except per share amounts)	Actual	Adjustments		Adjusted
Sales	$14,995	$—		$14,995
Cost of sales	13,977	—		13,977

Gross profit	1,018	—		1,018
Administrative and selling expenses	523	—		523
Amortization of intangible assets	31	—		31
Restructuring charges and fixed asset impairments	145	(145	)(a)	—
Goodwill impairments	458	(458	)(b)	—
Intangible asset impairments	329	(329	)(c)	—

Operating income (losses)	(468)	932		464
Interest expense, net	182	—		182
Account receivable securitization costs	2	—		2
Equity in (earnings) losses of affiliates, net of tax	(14)	—		(14)

Earnings (losses) before income taxes	(638)	932		294
Income tax expense	126	—	(d)	126

Net earnings (losses)	(764)	932		168
Less: Net earnings attributable to noncontrolling interest, net of tax	15	—		15

Net earnings (losses) attributable to TRW	$(779)	$932		$153

Effective tax rate	n.m.			43%

Basic earnings (losses) per share:
Earnings (losses) per share	$(7.71)			$1.51

Weighted average shares outstanding	101.1			101.1

Diluted earnings (losses) per share:
Earnings (losses) per share	$(7.71)			$1.50

Weighted average shares outstanding	101.1			102.0

(a)	Represents the elimination of restructuring charges, fixed asset impairments and net curtailment gains.

(b)	Represents the elimination of goodwill impairments.

(c)	Represents the elimination of intangible asset impairments.

(d)	Represents the elimination of a tax benefit recorded through other comprehensive earnings of $2 million, the tax benefit related to restructuring charges and each of the impairments of $22 million (by calculating the income tax impact of each of these items using the appropriate tax rate for the jurisdiction where the charges were incurred), and the tax expense related to the one-time write-off of certain tax assets of $24 million, which together net to zero.

n.m. — not meaningful

A10